Exhibit 5

May 7, 2008

UGI Utilities, Inc.

100 Kachel Boulevard, Suite 400

Green Hills Corporate Center

Reading, PA 19607

RE:	UGI Utilities, Inc., Registration Statement on Form S-3 (Registration No. 333-_______)

Ladies and Gentlemen:

We have acted as counsel to UGI Utilities, Inc., a Pennsylvania corporation (the “Company”), in connection with the filing of the above referenced registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to $220,000,000 aggregate principal amount of the Company’s debt securities (the “Securities”). The Securities will be issued under an Indenture dated as of August 1, 1993 (the “Indenture”) among the Company and U.S. Bank National Association, successor trustee to Wachovia Bank, National Association, as trustee (the “Trustee”).

In connection with this opinion letter, we have examined the Registration Statement, the Indenture, originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed for purposes of our opinion that: (i) the definitive terms of any Securities offered and sold pursuant to a prospectus supplement will have been established in accordance with authorizing resolutions of the Board of Directors of the Company, the provisions of the Indenture, related supplements to the Indenture, and applicable law; (ii) the Registration Statement, and any amendments thereto, will have become effective; (iii) a prospectus supplement will have been filed with the SEC describing the Securities offered thereby; (iv) all Securities will be issued in compliance with applicable federal and state securities laws; (v) the Indenture has been duly executed and delivered by the Trustee and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (vi) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture; (vii) any supplements to the Indenture related to the Securities will have been duly executed and delivered by the Company and the Trustee; and (viii) the Securities will have been duly executed, authenticated by the Trustee, issued and delivered (a) against receipt of the consideration, therefor approved by the Company and (b) as provided in the Indenture and related supplements thereto.

Based upon the foregoing, we are of the opinion that, when the Securities are executed by duly authorized officers of the Company, as provided in the Indenture and supplements thereto, and the Securities are duly authenticated by the Trustee and are delivered by the Company against receipt of the consideration therefor as described in the Registration Statement, the Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions expressed above are subject to the following limitations and qualifications:

1. The opinions expressed herein are subject to bankruptcy, insolvency, reorganization, receivership, arrangement, fraudulent conveyance, moratorium or other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

2. The opinions expressed herein are limited to the laws of the State of New York, and the Commonwealth of Pennsylvania, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Opinion” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP